Exhibit 10.37
AMENDMENT AGREEMENT
     This Amendment Agreement, dated as of April 25, 2007, amends (i) that certain Amended and Restated Confidentiality Agreement (the “CA”), dated as of February 17, 2006, by and among Breeze-Eastern Corporation (f/k/a/ TransTechnology Corporation) (the “Company), Tinicum Capital Partners, II, L.P, Tinicum Capital Partners Parallel Fund II, L.P. and Tinicum, Inc. (collectively, “Tinicum”) and (ii) that certain Stock Purchase Agreement (the “SPA”) by and among the Company and Tinicum, dated as of February 15, 2006.
RECITALS:
     WHEREAS, certain stockholders of the Company (the “Group”) filed on April 2, 2007, as a group, a Schedule 13-D with the Securities and Exchange Commission (“SEC”) disclosing, among other things, the agreement of the members of the Group to act in concert regarding the voting of the shares of common stock of the Company (the “Shares”) beneficially owned by them for the election of a proposed slate of directors at the 2007 annual meeting of the Company; an Amendment No. 1 to the Schedule 13-D was filed by the Group on April 24, 2007, disclosing the identities of and information regarding the persons on the proposed slate of directors of the Group;
     WHEREAS, representatives of the Company and representatives of the Group have been discussing matters of concern with respect to the Company and to the Group;
     WHEREAS, pursuant to the SPA, Tinicum has certain rights and is subject to certain limitations with respect to the voting of Shares it beneficially owns, its participation in the affairs of the Company and other matters;
     WHEREAS, pursuant to the CA, Tinicum has agreed, among other things, not to take certain actions with respect to the Company; and
     WHEREAS, the Company and Tinicum have determined that it is in their mutual best interests and in the best interests of the shareholders of the Company to amend certain provisions of the SPA and the CA as set out below.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein set forth, and for other good and valuable consideration the receipt of which is acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment of SPA
Section 6.2 of the SPA is amended in its entirety to provide as follows:
Voting of Investor Shares. For the period commencing at the Closing and terminating on April 24, 2007, at any meeting of the stockholders of the Company the Investor agrees to, in its sole discretion, vote all of its shares of Common Stock either (a) pursuant to the recommendation of the board of directors of the Company (the “Board of Directors”) or

(b) proportionately with the vote of all other shareholders at any such meeting, provided that in any vote to elect members of the Board of Directors, the Investor shall be free to vote all of its Shares for the Investor Board Nominee; however, any Shares not voted by the Investor in favor of the Investor Board Nominee shall be voted in accordance with this Section 6.2.
Section 2. Amendment of the CA and SPA.
     Clauses (b), (c) and (e) of Section 7 of the CA provide as follows: “(b) engage in any ‘solicitation’ of ‘proxies’ (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (c) form, join or in any way participate in a ‘group’ (as defined under the 1934 Act) with unaffiliated third parties with respect to the Company or otherwise act in concert with any person in respect of any such securities; and (e) enter into any discussions or arrangements with any third party (other than your representatives and any financing sources) with respect to any of the foregoing.”
     Clauses (b), (c) and (e) of Section 7 of the CA are deleted in their entirety from the provisions of Section 7 of the CA, effective as of April 24, 2007.
     Further, as the language of Section 7 of the CA also comprised Exhibit 4 of the SPA, clauses (b), (c) and (e) are deleted in their entirety from the provisions of Exhibit 4 to the SPA effective as of April 24, 2007.
Section 3. Effect of Agreement of Amendment
     Except as specifically amended hereby, the provisions of the SPA and the CA shall continue in full force and effect in accordance with the terms thereof.
Section 4. Miscellaneous
     The provisions of Sections 9, 10 (first sentence only), 11, 12, 13, 14, 17 and 18 of the SPA are incorporated herein to this Amendment Agreement and made a part hereof by this reference.

     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment Agreement as of the date first written above.
BREEZE-EASTERN CORPORATION

By:	/s/ Robert L.G. White
Name:	Robert L.G. White
Title:	President and Chief Executive Officer
TINICUM, INC.

By:	/s/ Eric Ruttenberg
Name:	Eric Ruttenberg

Title:

TINICUM CAPITAL PARTNERS II, L.P.

By:	TINICUM LANTERN II, LLC

Its:	General Partner

By:	/s/ Eric Ruttenberg
Name:	Eric Ruttenberg

Title:

TINICUM CAPITAL PARTNERS PARALLEL FUND II, L.P.

By:	TINICUM LANTERN II, LLC

Its:	General Partner

By:	/s/ Eric Ruttenberg
Name:	Eric Ruttenberg

Title:

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